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                                                              EXHIBIT NO. 10.6


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                         Confidential Materials Omitted
                          and filed separately with the
                       Securities and Exchange Commission.
                          Asterisks denote ommissions.
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                         RESEARCH AND LICENSE AGREEMENT

         This Agreement is effective August 1, 1992 ("the EFFECTIVE DATE") by and between The Brigham and Women's Hospital, Inc. ("HOSPITAL"), having an address at 75 Francis Street, Boston, Massachusetts 02115, and NitroMed, Inc., a Delaware Corporation having offices at c/o Healthcare Investment Corp., 379 Thornall Street, Edison, New Jersey 08837 ("NITROMED").

         WHEREAS, NITROMED desires to fund certain work to be performed at HOSPITAL in exchange for exclusive licenses in and to certain Patents, technology, materials and information; and

         WHEREAS, HOSPITAL desires to receive such funding and is willing to grant the exclusive licenses desired by NITROMED.

         NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

SECTION 1 - DEFINITIONS.

         The terms used in this Agreement have the following meaning:

1.1 The term "AFFILIATE" as applied to NITROMED shall mean any company or other legal entity other than NITROMED in whatever country organized, controlling, controlled by or under common control with NITROMED. The term "control" means possession, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.


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     1.2 The term "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any PRODUCT by NITROMED, its AFFILIATES or SUBLICENSEES, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made and when governmental approval is not required, the first sale in that country.

     1.3 The term "RESEARCH INVENTION" shall mean any process, use, article of manufacture, composition of matter conceived or first actually or constructively reduced to practice in the performance of SPONSORED RESEARCH and/or any other research funded in whole or in part by NITROMED pursuant to this Agreement solely or jointly by at least one INVESTIGATOR, whether or not in the FIELD OF RESEARCH.

     1.4 The term "BACKGROUND INVENTION" shall mean any process, use, article of manufacture, composition of matter conceived or reduced to practice by PRINCIPAL INVESTIGATOR (alone or with others) prior to the EFFECTIVE DATE, which is within the FIELD OF RESEARCH.

     1.5 "INVENTION" shall mean individually and collectively RESEARCH INVENTION and BACKGROUND INVENTION.

     1.6 The term "INVESTIGATOR" means PRINCIPAL INVESTIGATOR, any other member of the HOSPITAL Professional Staff, graduate student, undergraduate student, or employee of HOSPITAL who shall perform SPONSORED RESEARCH.

     1.7 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party licensed by NITROMED to make, have made, import, use or sell any PRODUCT or use any PROCESS under PATENT RIGHTS.

                                       2
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     1.8 The term "BACKGROUND MATERIAL" shall mean any material or substance which relates to the FIELD OF RESEARCH and is in the possession of HOSPITAL through the PRINCIPAL INVESTIGATOR or the PRINCIPAL INVESTIGATOR on the EFFECTIVE DATE.

     1.9 The term "RESEARCH MATERIAL" shall mean any material or substance which is discovered, produced or derived by an INVESTIGATOR in the performance of SPONSORED RESEARCH and/or any other research funded in whole or in part by NITROMED pursuant to this Agreement.

     1.10 "HOSPITAL MATERIAL" shall mean individually and collectively BACKGROUND MATERIAL and RESEARCH MATERIAL.

     1.11 "NET SALES PRICE" means the total amount received by NITROMED or its AFFILIATES or SUBLICENSEE from sale of PRODUCT, less transportation charges and insurance, sales taxes, use taxes, excise taxes, value added taxes, customs duties or other imposts, normal and customary quantity and cash discounts, and allowances and credit on account of rejection or return of PRODUCT.

     PRODUCT shall be considered "sold" when billed out or invoiced.

     1.12 The term "BACKGROUND PATENT RIGHT(s)" shall mean any United States patent application, including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, insofar as it contains one or more claims to a BACKGROUND INVENTION, BACKGROUND INFORMATION, or BACKGROUND MATERIAL. The BACKGROUND PATENT RIGHTS are tabulated in Appendix B.

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     1.13 The term "RESEARCH PATENT RIGHT(S)" shall mean any United States patent application, including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, insofar as it contains one or more claims to a RESEARCH INVENTION, RESEARCH INFORMATION, or RESEARCH MATERIAL.

     1.14 "PATENT RIGHT(S)" shall mean individually and collectively BACKGROUND PATENT RIGHTS and RESEARCH PATENT RIGHTS.

     1.15 The term "PRINCIPAL INVESTIGATOR" shall mean either or both Dr. Joseph Loscalzo and Dr. Jonathan Stamler.

     1.16 The term "PRODUCT" shall mean any article, composition, apparatus, substance, chemical, material, method or service which is an HOSPITAL MATERIAL, or which is, incorporates or utilizes an INVENTION and/or INFORMATION, or the manufacture, import, sale or use of which is covered by PATENT RIGHTS.

     1.17 The term "PROCESS" shall mean any process or method for the production, manufacture or use of any PRODUCT.

     1.18 The term "BACKGROUND INFORMATION" shall mean any data, formulas, process information or other information pertaining to the FIELD OF RESEARCH known to HOSPITAL through PRINCIPAL INVESTIGATOR or the PRINCIPAL
INVESTIGATOR on the EFFECTIVE DATE.

     1.19 "RESEARCH INFORMATION" shall mean any data, formulas, process information or other information produced by an INVESTIGATOR in the performance of SPONSORED RESEARCH and/or any other research funded in whole or in part by NITROMED pursuant to this Agreement.

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     1.20 "INFORMATION" shall mean individually and collectively RESEARCH
INFORMATION and BACKGROUND INFORMATION.

     1.21 The term "RESEARCH PROPOSAL" shall mean the written description of SPONSORED RESEARCH attached hereto as Appendix A, including a budget that details the equipment, materials and the personnel to be provided by use of the funds to be supplied by NITROMED to support the research described in such proposal or any other written description of research attached hereto by Agreement of the parties pursuant to Paragraph 2.2.

     1.22 The term "SPONSORED RESEARCH" shall mean described in the RESEARCH PROPOSAL.

     1.23 VALID CLAIM shall mean (i) a claim of a pending patent Application which has been pending for no more than seven (7) years from the filing date of the original subject matter covered by the claim or, (ii) a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

     1.24 "FIELD OF RESEARCH" means (i) nitric oxide compounds, nitrosothiol compounds, nitroso protein compounds and nitrosylated compounds, and/or compounds related to the above and/or (ii) uses for such compounds including but not limited to diagnostic, therapeutic and prophylactic and/or (iii) agonists and antagonists thereof.

     1.25 "AGREEMENT YEAR" shall mean the twelve month period beginning on the EFFECTIVE DATE, and each subsequent twelve (12) month period thereafter.

     1.26 "LICENSED TERRITORY" shall mean all countries of the world.

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     1.27 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

SECTION 2 - FUNDING.

     2.1 (A) In consideration of the undertaking of SPONSORED RESEARCH by HOSPITAL, during the period in which SPONSORED RESEARCH is being conducted:

     (i) subject to Paragraph 13.1, NITROMED shall make annual research grants to HOSPITAL for the support of SPONSORED RESEARCH as follows:

                      AGREEMENT               RESEARCH
                        YEAR               GRANT PER YEAR
                        ----               --------------
                         1                    $[**]
                                               ======
                         2                    $[**]
                                               ======
                   3 through 10               $[**]
                                               ======

     (ii) each annual grant shall be paid in four equal quarterly payments. The first payment shall be paid within thirty (30) days of the execution of this Agreement by NITROMED;

     (iii) the funding shall include direct and/or indirect expenses as set forth in the RESEARCH PROPOSAL;

     (B) at least sixty (60) days prior to the end of an AGREEMENT YEAR, HOSPITAL shall submit to NITROMED for its approval a plan and budget for use of the funding for the following AGREEMENT YEAR, which approval shall not be unreasonably denied. NITROMED shall provide such approval or disapproval within thirty (30) days from receipt of HOSPITAL's plan and budget. Such approved-plan and budget shall be attached and made a part hereof. The approved plan and budget for the first AGREEMENT YEAR is attached hereto as Appendix C.

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     (C)  within sixty (60) days after the end of an AGREEMENT YEAR, HOSPITAL shall provide NITROMED with an accounting of the expenditure of research funds for such AGREEMENT YEAR in accordance with HOSPITAL standard procedures for such accounting.

     (D) NITROMED shall pay the costs of leasing those items of equipment listed or to be listed in Appendix D which are selected by PRINCIPAL INVESTIGATOR and leased by HOSPITAL and which have an aggregate fair market value not exceeding $[**] in the first AGREEMENT YEAR, and $[**] in each of the subsequent AGREEMENT YEARS, all of such equipment shall be owned by HOSPITAL upon completion of the term of the relevant lease. All such leases shall have terms at least as long as the initial term of the RESEARCH PROPOSAL for the research in which the equipment is to be used. NITROMED shall pay HOSPITAL the amounts owed under each lease at least thirty (30) days prior to the date on which payments are due to the lessor.

     2.2 During the period during which NITROMED is funding SPONSORED RESEARCH under this Agreement, either party may propose in writing additional research not previously described in the RESEARCH PROPOSAL appended hereto as Appendix A. Each such proposal shall include a description of the additional research proposed and a budget of the costs to be funded by NITROMED and a schedule of payment of such costs. When and if such proposal is accepted by HOSPITAL and NITROMED, it shall be appended hereto as a RESEARCH PROPOSAL and shall be subject to the terms and conditions of this Agreement unless otherwise specified, and the SPONSORED RESEARCH described therein shall commence and additional budgeted amounts shall be paid as set forth in the proposal or as otherwise agreed by the parties in writing. When and if such proposal is rejected by NITROMED, subject to Paragraph 2.3 below, HOSPITAL may seek funding from another commercial sponsor.

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     2.3 During the period during which NITROMED is funding SPONSORED RESEARCH under this Agreement, an INVESTIGATOR may not seek funding from another commercial sponsor for an additional research proposal in the FIELD of RESEARCH until such proposal has been submitted to NITROMED in accordance with the foregoing Paragraph 2.2 and the parties have not agreed to append such proposal hereto as a RESEARCH PROPOSAL. In the event of such failure to agree, an INVESTIGATOR shall be free to seek and accept funding from another commercial sponsor for such research proposal, provided, that the subject.

     In the event an INVESTIGATOR is permitted to seek funding from another commercial sponsor under this Paragraph 2.3, INVESTIGATOR shall discuss with NITROMED potential commercial sponsors from whom INVESTIGATOR intends to seek such funding.

     2.4 The Hospital shall have the right to choose one or more outside observers to make an independent scientific review of the research conducted hereunder by the Hospital and to report to the Hospital on an annual basis. The costs and expenses of the review, not to exceed $[**] per year, shall be paid by NITROMED. It is expected that the annual cost will generally be no more than $[**] per year.

SECTION 3 - WORK OF HOSPITAL.

     3.1 During the thirty (30) days next following the EFFECTIVE DATE, HOSPITAL, through the PRINCIPAL INVESTIGATOR, shall disclose to NITROMED such BACKGROUND INFORMATION and BACKGROUND MATERIAL which shall be known to HOSPITAL and PRINCIPAL INVESTIGATOR on the EFFECTIVE DATE.

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     3.2 Beginning on the EFFECTIVE DATE and thereafter unless sooner terminated, HOSPITAL shall:

     (a) through the PRINCIPAL INVESTIGATOR conduct SPONSORED RESEARCH, and apply the funds paid by NITROMED pursuant to Paragraph 2.1 or 2.2 to support the expenses of SPONSORED RESEARCH in accordance with the RESEARCH PROPOSAL and shall use reasonable efforts and diligence consistent with HOSPITAL's professional standards to achieve the goals set forth in such RESEARCH PROPOSAL.

     (b) promptly and systematically disclose to NITROMED, INFORMATION, INVENTIONS and HOSPITAL MATERIAL, and NITROMED shall be entitled to use such INFORMATION, INVENTIONS and HOSPITAL MATERIAL as provided herein.

     (c) for the purpose of facilitating disclosure to NITROMED of RESEARCH INFORMATION, INVENTIONS, and HOSPITAL MATERIAL, permit duly authorized employees of or representatives of NITROMED to visit the PRINCIPAL INVESTIGATOR'S laboratories at HOSPITAL or other HOSPITAL facilities where SPONSORED RESEARCH is conducted at reasonable times and with reasonable notice;

     (d) promptly advise NITROMED of any INVENTION and adequate advance notice of the intent to file, filing, allowance and issuance of any PATENT RIGHT; and

     (e)  at NITROMED's request provide NITROMED with HOSPITAL MATERIALS.

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     3.3 HOSPITAL shall, on a continuing basis, advise NITROMED of the results of the SPONSORED RESEARCH and at least once every six (6) months provide NITROMED with written progress reports concerning the SPONSORED RESEARCH. A final written report setting forth in detail the results achieved under and pursuant to the SPONSORED RESEARCH shall be submitted by HOSPITAL to NITROMED within ninety (90) days of termination of the SPONSORED RESEARCH. Such final report shall include: (i) a complete summary of the research carried out; (ii) a scientific assessment by the PRINCIPAL INVESTIGATOR of the SPONSORED RESEARCH; and (iii) detailed experimental protocols of the assays performed in the course of the SPONSORED RESEARCH.

SECTION 4 - HOSPITAL MATERIALS.

     4.1 (a) During the period in which the SPONSORED RESEARCH is being conducted, and in which NITROMED holds a license, HOSPITAL and INVESTIGATORS shall not, without NITROMED's prior written approval, distribute or knowingly allow HOSPITAL MATERIALS to be distributed to for-profit entities or persons known to be employed thereby or consulting or performing research therefor other than under a license permitted under this Agreement.

     (a) HOSPITAL and PRINCIPAL INVESTIGATOR shall have the right to transfer HOSPITAL MATERIALS to not-for-profit entities or persons known to be affiliated therewith provided that such entities or persons sign the Material Transfer Agreement attached hereto as Appendix E or any other Agreement consented to by the parties.

     (b) Prior to any such distribution of any such HOSPITAL MATERIAL, HOSPITAL and NITROMED shall use reasonable efforts to consider the patentability of such HOSPITAL MATERIALS and cooperate to file, where appropriate, PATENT RIGHTS protecting such HOSPITAL MATERIALS prior to their distribution.

                                       10
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     4.2 Notwithstanding anything else to the contrary, HOSPITAL and
INVESTIGATOR agree not to publish or disclose to third parties the identity of new compounds, or new methods of synthesis, conceived or developed as part of the performance of the SPONSORED RESEARCH without supplying NITROMED with a copy of the material to be disclosed or published to third parties at least sixty
(60) days prior notice of such publication or disclosure so that NITROMED may evaluate such material to determine whether the material contains patentable subject matter relating to an INVENTION on which a patent application should be filed or contains NITROMED Confidential Information as defined in Paragraph 6.1. NITROMED shall review the material within fifteen (15) days of submission to NITROMED. At NITROMED's request, HOSPITAL initially will delay submission of the manuscript for an additional thirty (30) days in order to enable the preparation and filing of a patent application on any such patentable subject matter and will cooperate with NITROMED in deleting from any such manuscript NITROMED Confidential Information the inclusion of which would contravene Paragraphs 6.1 and 6.3 hereof. Notwithstanding anything to the contrary HOSPITAL will not be required to withhold submission of such material for a period which is more than ninety (90) days after NITROMED is first provided with the material to be disclosed or published.

SECTION 5 - GRANTS.

     5.1 (a) HOSPITAL hereby grants to NITROMED and NITROMED hereby accepts from HOSPITAL a sole and exclusive royalty bearing right and license for the LICENSED TERRITORY under PATENT RIGHTS and INVENTION to make, have made, use and sell or have sold on its behalf PRODUCT or LICENSED PROCESS, including the right to sublicense third parties. NITROMED shall have the right to extend such license to its AFFILIATES.

                                       11
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     (b) In the event that PATENT RIGHTS and INVENTIONS are co-owned by HOSPITAL and a third party, the license granted in Paragraph 5.1(a) shall only apply to HOSPITAL'S interest in such PATENT RIGHTS and INVENTIONS. For PATENT RIGHTS or INVENTIONS owned jointly by HOSPITAL and at least one third party, HOSPITAL shall pursuant to Paragraph 7.1(a) of this Agreement attempt to obtain an agreement granting on behalf of all of the owners thereof a sole and exclusive right and license to NITROMED. If terms agreeable to all of the parties (including such third party assignees) can not be reached or, at NITROMED's request, HOSPITAL will be relieved from its obligations under Paragraph 7.1(a) of this Agreement and only HOSPITAL'S interest in such PATENT RIGHTS and INVENTION shall be licensed to NITROMED under Paragraph 5.1(a) of this Agreement.

     5.2 NITROMED agrees to forward to HOSPITAL a copy of any and all fully executed sublicense agreements, and further agrees to forward to HOSPITAL annually a copy of such reports received by NITROMED from its SUBLICENSEES during the preceding twelve (12) month period under the sublicensees as shall be pertinent to a royalty accounting to HOSPITAL under said sublicense agreements.

     5.3 The above licenses to sell any PRODUCT includes the right of NITROMED, its AFFILIATES, and SUBLICENSEES to grant to the purchaser thereof the right to use and/or resell such purchased PRODUCT.

     5.4 All licenses pursuant to Paragraphs 5.2 and 5.3 above to PATENT RIGHTS conceived or first actually reduced to practice during the course of research funded by a U.S. federal agency are subject to the rights, conditions and limitations imposed by U.S. law. The words "sole and exclusive license" as used herein shall mean sole and exclusive except for the royalty free non-exclusive license granted to the U.S. government by HOSPITAL pursuant to 35 USC Section 202(c)(4) for any PATENT RIGHTS claiming any INVENTION subject to 35 USC Section 201 and any other federal laws and applicable regulations.

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     5.5 HOSPITAL agrees not to enter into an agreement with a third party to acquire materials for use in SPONSORED RESEARCH under terms that will prevent HOSPITAL from granting NITROMED exclusive rights to PATENT RIGHTS and INVENTION.

     5.6 (a) Taking into account the complexity, and stage of development of the PRODUCT and the science related thereto, NITROMED shall select and use reasonable efforts and diligence under the circumstances to research, develop and then commercialize a selected PRODUCT. The efforts of a SUBLICENSEE and/or an AFFILIATE and the SPONSORED RESEARCH shall be considered as efforts of NITROMED.

         (b) In the event that HOSPITAL reasonably believes that NITROMED is not making reasonable efforts under the circumstances to research, develop and then commercialize a selected PRODUCT by NITROMED pursuant to Paragraph 5.6(a) then HOSPITAL shall provide written notice to NITROMED which specifies HOSPITAL's basis for such belief and what additional efforts HOSPITAL believes should be made by NITROMED. Upon receipt of such written notice, HOSPITAL and NITROMED shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by NITROMED shall satisfy the requirements of this Paragraph 5.6, and if such mutual agreement is not reached within [**] days after receipt of such written notice, then the parties agree to submit to arbitration pursuant to Paragraph 14.2 to determine the efforts which should be exerted by NITROMED. Thereafter, NITROMED shall exert the efforts determined by the parties or in such arbitration.


                                       13
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     (c) If NITROMED fails to exert the efforts determined by the parties or in such arbitration, HOSPITAL's sole and exclusive remedy for NITROMED's failure to meet such efforts is for the licenses granted hereunder to be converted from an exclusive right and license to a non-exclusive license, provided that NITROMED has initiated and continues to expend a minimum of [**] dollars ($[**]) per year on the research and development of a selected PRODUCT until the FIRST COMMERCIAL SALE of a PRODUCT. If NITROMED does not initiate and continue the research and development of a selected PRODUCT as specified in this Paragraph 5.6(c), HOSPITAL's sole and exclusive remedy is for the such non-exclusive license to be terminated.

     5.7 HOSPITAL acknowledges that NITROMED is in the business of developing, manufacturing and selling of medical processes and products and nothing in this Agreement shall be construed as restricting such business or imposing on NITROMED the duty to market, and/or sell and exploit PRODUCT for which royalties are due hereunder to the exclusion of or in preference to any other product or process.

     5.8 Subject to Section 5.6, NITROMED shall have sole discretion for making all decisions relating to the commercialization and marketing of PRODUCT, and will bear the cost of preparing such PRODUCT for market and for obtaining governmental approvals where required.

     5.9 Within sixty (60) days after the end of each calendar year, NITROMED shall report in writing to HOSPITAL on the progress of its efforts under Paragraph 5.6.

SECTION 6 - CONFIDENTIALITY.

     6.1 During the term of this Agreement, it is contemplated that each party will disclose to the other proprietary and confidential technology, inventions, technical information, biological materials and the like which are owned or controlled by the party providing such information or which that party is obligated to maintain in confidence and which is designated by the party providing such information as confidential ("Confidential Information"). Each party shall have the right to refuse to accept the other party's Confidential Information. Each party agrees to retain such Confidential Information in confidence and not to disclose any such Confidential Information to a third party without the prior written consent of the party providing such information and to use such Confidential Information only for the purposes of this Agreement.


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     6.2 The obligations of confidentiality will not apply to Confidential
Information which:

     (i) was known to the receiving party or generally known to the public prior to its disclosure hereunder; or

     (ii) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and/or laying open to inspection of any patent applications or patents;

     (iii) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure;

     (iv) is disclosed to obtain regulatory approval for PRODUCT, provided that the disclosing party takes all reasonable steps to restrict and maintain the confidentiality of the disclosure ;

     (v) is required by law or BONA FIDE legal process to be disclosed, provided that the disclosing party takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the non-disclosing party; or

    (vi)  is approved for release by the parties.

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SECTION 7 - PATENTS.

     7.1 (a) Each INVESTIGATOR who during the course of SPONSORED RESEARCH shall make an INVENTION, solely or jointly, ("HOSPITAL INVENTOR") shall promptly report such INVENTION to HOSPITAL. Each HOSPITAL INVENTOR shall assign all of his rights, title and interest in an INVENTION and PATENT RIGHTS relating thereto to HOSPITAL. Each employee of NITROMED who makes an INVENTION jointly with an INVESTIGATOR, shall report such INVENTION to NITROMED and shall assign all his rights, title and interest in such INVENTION and PATENT RIGHTS relating thereto to NITROMED. INVENTIONS made jointly by one or more INVESTIGATORS and one or more NITROMED employees and PATENT RIGHTS relating thereto shall be jointly owned by HOSPITAL and NITROMED. HOSPITAL and NITROMED agree that for each PATENT RIGHT jointly owned by HOSPITAL and NITROMED, NITROMED and HOSPITAL each own a one-half undivided interest in such PATENT RIGHT in each country in which it is filed and HOSPITAL's interest therein is subject to the rights granted to NITROMED under this Agreement.

     In the event any INVENTION results from collaboration with personnel who is not affiliated with either HOSPITAL or NITROMED ("Unaffiliated Collaborator(s)"), HOSPITAL shall attempt to obtain the relevant rights from the institution of such Unaffiliated Collaborators and include same in the aforesaid rights granted to NITROMED under Section 5 of this Agreement.

     (b) HOSPITAL shall promptly advise NITROMED in writing of each INVENTION disclosed to HOSPITAL. Representatives of HOSPITAL and NITROMED shall then discuss whether a patent application or applications pertaining to such INVENTION should be filed and in which countries. The titles, serial numbers and other identifying data of patent applications claiming an INVENTION filed after the EFFECTIVE DATE by mutual agreement of HOSPITAL and NITROMED shall be listed in Appendix B and shall become PATENT RIGHTS.

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         NITROMED shall file, prosecute and maintain patent applications and patents directed to INVENTIONS through patent counsel selected by NITROMED who shall consult with and keep HOSPITAL advised with respect thereto.

         After the EFFECTIVE DATE of this Agreement, NITROMED shall bear the cost and expense for the filing, prosecution and maintenance of PATENT RIGHTS in the United States, European Patent Office, Canada, Japan and any other foreign countries designated by NITROMED.

     7.2 With respect to any PATENT RIGHTS, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to HOSPITAL sufficiently prior to the filing of such application, response or request to allow for review and comment by HOSPITAL. HOSPITAL shall have the right to take any action that in its judgment is necessary to preserve such PATENT RIGHTS.

     7.3 [**] percent ([**]%) of the amount paid by NITROMED pursuant to this Section 7 expended by NITROMED to secure or maintain any PATENT RIGHTS shall be fully creditable against royalties due under Section 8, but no royalty payment, after taking into consideration any deduction pursuant to Section 8.2, shall be reduced under this Paragraph 7.3 by more than [**]%.

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SECTION 8 - ROYALTIES AND EQUITY.

     8.1 (A) On all sales of PRODUCTS anywhere in the world by NITROMED, its AFFILIATES or SUBLICENSEE, following the FIRST COMMERCIAL SALE in such country by NITROMED its AFFILIATES or SUBLICENSEES, NITROMED shall pay HOSPITAL royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties. For each PRODUCT sold or distributed by NITROMED or its AFFILIATES and SUBLICENSEES NITROMED shall pay to HOSPITAL one of the following:

     (1) (i) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS (other than PRODUCTS which are a diagnostic product or service) sold or distributed by NITROMED or its AFFILIATES in a country and (ii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCT (other than PRODUCTS which are a diagnostic product or service) sold or distributed by SUBLICENSEES in a country (iii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS which are diagnostic products or diagnostic services sold or distributed by NITROMED or its AFFILIATES in a country and
          (iv) [**] ([**]%) of the NET SALES PRICE of PRODUCT which are diagnostic products or diagnostic services sold or distributed by SUBLICENSEES in a country so long as in each case the PRODUCT, its manufacture, use or sale in the country in question shall be subject to a VALID CLAIM of any PATENT RIGHT which is licensed exclusively to NITROMED In such country, or

     (2) (i) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS (other than PRODUCTS which are diagnostic products or diagnostic services) sold or distributed by NITROMED or its AFFILIATES in a country and
          (ii) [**]percent ([**]%) of the NET SALES PRICE of PRODUCT (other than PRODUCTS which are diagnostic products or diagnostic services) sold or distributed by SUBLICENSEES in a country (iii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS which are diagnostic products or diagnostic services sold or distributed by NITROMED or its AFFILIATES and (iv) [**] percent ([**]%) of the NET SALES PRICE of PRODUCT which are diagnostic products or diagnostic services sold or distributed by SUBLICENSEES in a country, whenever, in each case, the PRODUCT, its manufacture, use or sale shall be subject to a VALID CLAIM of only such PATENT RIGHTS which are licensed non-exclusively to NITROMED in the country in question (the term non-exclusive license includes a license in which HOSPITAL co-owns the applicable PATENT RIGHTS with a third party(ies) and NITROMED does not receive an exclusive license under this Agreement from all of the owners), or

     (3) (a) For each PRODUCT sold by NITROMED in which a competing product employing similar technology is not available, (i) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS sold or distributed by NITROMED or its AFFILIATES and (ii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCT sold or distributed by SUBLICENSEES (1) for ten (10) years next following the FIRST COMMERCIAL SALE of any PRODUCT whose manufacture, use or sale shall employ or incorporate any HOSPITAL MATERIAL where such HOSPITAL MATERIALS are not subject to one or more VALID CLAIMS of any PATENT RIGHT licensed to NITROMED in such country or (2) for the ten (10) years next following the FIRST COMMERCIAL SALE of any PRODUCT whose manufacture, use or sale shall employ as a significant part thereof INFORMATION which is not subject to any VALID CLAIM of a PATENT RIGHT licensed to NITROMED in such country;

     (B) In the event that a PRODUCT includes both component(s) covered by a VALID CLAIM of a PATENT RIGHT ("Patented Component(s)") and a component which is diagnostically useable or therapeutically active alone or in a combination which does not require the Patented Component and such component is not covered by a VALID CLAIM of a PATENT RIGHT ("Unpatented Component(s)") (such PRODUCT being a "Combined Product"), then NET SALES PRICE shall be the amount which is normally received by NITROMED or its AFFILIATES from a sale of the Patented Component(s) in an arm's length transaction with an unaffiliated third party. If the Patented Component(s) are not sold separately, then NET SALES PRICE upon which a royalty is paid shall be the NET SALES PRICE of the Combined Product multiplied by a fraction, the numerator of which is the cost for producing the Patented Components and the denominator of which is the cost for producing the Combined Product.

     8.2 (a) In the event that royalties are to be paid by NITROMED to a party who is not an AFFILIATE of NITROMED for PRODUCT for which royalties are also due to HOSPITAL pursuant to Paragraph 8.1 ("Other Royalties"), then the royalties to be paid to HOSPITAL by NITROMED pursuant to Paragraph 8.1 shall be reduced by [**] of the amount of such Other Royalties, but in no event shall any royalties under Paragraph 8.1 be reduced by more than [**] percent ([**]%).

     (b) In addition to Paragraph 8.2(a), in the event that the royalty paid to HOSPITAL is a significant factor in the return realized by NITROMED so as to diminish NITROMED's capability to respond to competitive pressures in the market, HOSPITAL agrees to consider a reasonable reduction in the royalty paid to HOSPITAL as to each such PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on PRODUCT and on analogous products, prices of competitive products, and NITROMED's expenditures in PRODUCT development.

     8.3 NITROMED shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to HOSPITAL. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the three
(3) years next following the end of the calendar year to which each shall pertain be open for inspection by HOSPITAL or its designee upon reasonable notice during normal business hours at HOSPITAL's expense for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties and shall be treated as NITROMED Confidential Information subject to the obligations of this Agreement. In the event that such inspection shall indicate that in any calendar year that the royalties which should have been paid by NITROMED are at least five percent (5%) greater than those which were actually paid by NITROMED, then NITROMED shall pay the cost of such inspection.

     8.4 With each semi-annual payment, NITROMED shall deliver to HOSPITAL a full and accurate accounting to include at least the following information:

     (a) Quantity of each PRODUCT subject to royalty sold (by country) by NITROMED, and its AFFILIATES;

     (b)  Total receipts for each PRODUCT subject to royalty (by country);

     (c)  Total royalties payable to HOSPITAL;

     (d)  Royalties received from SUBLICENSEES.

     8.5 In each year the amount of royalty due shall be calculated semi-annually as of June 30 and December 31 (each as being the last day of an "ACCOUNTING PERIOD") and shall be paid semi-annually within the sixty days next following such date, every such payment shall be supported by the accounting prescribed in Paragraph 8.4 and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the applicable ACCOUNTING PERIOD, as the case may be.

     8.6 If the transfer of or the conversion into United States Dollar Equivalent of any remittance due hereunder is not lawful or possible in any country, such remittance shall be made by the deposit thereof in the currency of the country to the credit and account of HOSPITAL or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to HOSPITAL. HOSPITAL shall be advised in writing in advance by NITROMED and provide to NITROMED a nominee, if so desired.

     8.7 Any tax required to be withheld by NITROMED under the laws of any foreign country for the account of HOSPITAL, shall be promptly paid by NITROMED for and on behalf of HOSPITAL to the appropriate governmental authority, and NITROMED shall use its best efforts to furnish HOSPITAL with proof of payment of such tax. Any such tax actually paid on HOSPITAL's behalf shall be deducted from royalty payments due HOSPITAL.

     8.8 Only one royalty shall be due and payable for the manufacture, use and sale of a PRODUCT irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such PRODUCT.

     8.9 NITROMED shall sell to HOSPITAL common shares of NITROMED in accordance with a Restricted Stock Purchase Agreement which incorporates the following terms.

     (a) Upon each issuance of stock by NITROMED, up until and including issuances pursuant to which the aggregate gross proceeds, from the capitalization of NITROMED, (other than proceeds from sales to HOSPITAL) shall equal $3,500,000.00, HOSPITAL shall have the option to purchase a number of shares of common stock of NITROMED as may be required in order that HOSPITAL'S pro rata share of the equity of NITROMED on a fully diluted converted basis immediately after the exercise of such option shall equal fifteen percent (15%). The price per share is $.01 per share. In the event that the Research and License Agreement by and between NITROMED and HOSPITAL is terminated for any reason whatsoever, prior to the noted anniversaries, NITROMED shall have the right to repurchase from HOSPITAL at a price of $.01 per share the following percentage of the common shares of stock purchased pursuant to this paragraph.

                           First Anniversary                80%

                           Second Anniversary               40%

                           Third Anniversary                20%

     (b) Prior to an IPO, in any venture capital round of financing, HOSPITAL has the right to purchase a number of shares offered in such round at the per share price of such round to maintain the HOSPITAL's percent ownership interest in NITROMED which exists prior thereto under the same terms provided to participating venture capital investors.

     (c) Prior to an IPO, HOSPITAL can not sell its purchased shares to a third party without first offering such shares to NITROMED on terms proposed by HOSPITAL. If NITROMED elects not to purchase, for a period of six months after such election by NITROMED, HOSPITAL can sell such shares to a third party on terms no more favorable than those offered NITROMED. NITROMED has the right to assign its right as set forth in this subparagraph 8.9(c) to any one or more of its shareholders.

     (d) HOSPITAL is hereby granted "piggy-back" registration rights subject to underwriter cut-back, on a pro-rata basis with other selling shareholders under "piggy-back" rights. NITROMED will provide and pay for counsel for HOSPITAL for such registration, which counsel shall be the same as the counsel for other sellers in such round. The "piggy back" rights of this Paragraph, 8.9(d) shall also be applicable to demand registrations.

     (e) HOSPITAL agrees to be bound by any "lock-up" requirements of an underwriter, provided that they are no more stringent then those imposed on the venture capital shareholders.

SECTION 9 - INFRINGEMENT AND NONASSERTION.

     9.1 (a) If any of the PATENT RIGHTS under which NITROMED is the licensee is infringed by a third party, NITROMED shall have the right and option but not the obligation to bring an action for infringement, at its sole expense, against such third party in the name of HOSPITAL and/or in the name of NITROMED, and to join HOSPITAL as a party plaintiff if required. NITROMED shall promptly notify HOSPITAL of any such infringement and shall keep HOSPITAL informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition of the suit which adversely affects PATENT RIGHTS may be entered into without the consent of HOSPITAL, which consent shall not unreasonably be withheld.

     (b) In the event that NITROMED shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, NITROMED may withhold up to fifty percent (50%) of the royalties otherwise thereafter due HOSPITAL hereunder and apply the same toward reimbursement of its expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by NITROMED for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of NITROMED relating to the suit, and next toward reimbursement of HOSPITAL for any royalties withheld and applied pursuant to this Section 9. The balance remaining from any such recovery shall be divided between NITROMED and HOSPITAL, as follows (i) for that portion, if any, based on lost profits, HOSPITAL shall recover the royalty HOSPITAL "would have received under this Agreement if such sales had been made by NITROMED; and (ii) for any other recovery, HOSPITAL shall receive thirty percent (30%) of the remaining amount.

     9.2 In the event that NITROMED elects not to pursue an action for infringement, upon written notice to HOSPITAL by NITROMED that an unlicensed third party is an infringer of a VALID CLAIM of PATENT RIGHTS licensed to NITROMED, HOSPITAL shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

     9.3 In the event that litigation against NITROMED is initiated by a third-party charging NITROMED with infringement of a patent of the third party as a result of the manufacture, use or sale by NITROMED of PRODUCT covered by PATENT RIGHTS, NITROMED shall promptly notify HOSPITAL in writing thereof. NITROMED's costs as to any such defense shall be creditable against any and all payments due and payable to HOSPITAL under Paragraph 8.1 of this Agreement but no royalty payment after taking into consideration any such credit under this Paragraph 9.3 shall be reduced by more than [**]%.

     9.4 In the event of a judgment in any suit in which a court of competent jurisdiction rules that the manufacture, use or sale by NITROMED of PRODUCT covered by a PATENT RIGHT has infringed on a third-party's patent requiring NITROMED to pay damages or a royalty to said third party, or in the event of a settlement of such suit requiring damages or royalty payments to be made, payments due to HOSPITAL under Paragraph 8.1 of this Agreement arising from the applicable PRODUCT shall be correspondingly reduced by the amounts due under the requirement of such judgment or under the terms of such settlement. In no case, however, shall the royalty payment after taking into consideration any such reduction under this Paragraph 9.4 be reduced by more than [**]%.

     9.5 In any infringement suit either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs of HOSPITAL incurred in connection with rendering cooperation requested by NITROMED shall be paid by NITROMED.

SECTION 10 - WARRANTIES.

     10.1 Each of HOSPITAL and NITROMED warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

     10.2 HOSPITAL warrants and represents that the named inventors have assigned the PATENT RIGHTS tabulated in Appendix B to HOSPITAL, that it has not licensed or assigned any right or interest in or to INVENTIONS and PATENT RIGHTS to any third party; it has the right to grant the rights granted hereunder; that the granting of such rights does not require the consent of a third party; that there are and will be no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement, and that all INVESTIGATORS performing SPONSORED RESEARCH will be obligated to assign to HOSPITAL, in accordance with the Patent Policy of HOSPITAL, the ownership of INVENTIONS and corresponding PATENT RIGHTS developed during SPONSORED RESEARCH.

     10.3 HOSPITAL covenants, warrants and represents that no other patents or patent applications in the FIELD of RESEARCH naming the PRINCIPAL INVESTIGATORS exists other than the PATENT RIGHTS tabulated in Appendix B.

     10.4 HOSPITAL covenants, warrants, represents that (i) HOSPITAL has not received any information with respect to any challenge by another as to the validity of the BACKGROUND PATENT RIGHTS tabulated in Appendix B and (ii) the HOSPITAL has not received any information that any of these BACKGROUND PATENT RIGHTS is involved in an interference action.

SECTION 11 - INDEMNIFICATION.

     11.1 (a) Each party shall notify the other of any claim, lawsuit or other proceeding related to PRODUCT. Subject to the preceding sentence, NITROMED shall indemnify, defend and hold harmless HOSPITAL and its trustees, officers, medical and professional staff, employees and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including 'reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with: (i) claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning any product, process or service relating to, or developed pursuant to this Agreement, or (ii) any third party claims, suits, actions, demands or judgments arising out of any activities to be carried out by Indemnitees pursuant to this Agreement.

     (b) NITROMED's indemnification under (a) shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities or intentional misconduct of the Indemnitees.

     (c) NITROMED agrees at its own expense, to provide attorneys reasonably acceptable to the HOSPITAL to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

     (d) HOSPITAL shall notify NITROMED promptly of any claim or threatened claim under this Paragraph 11.1 and shall fully cooperate with all reasonable requests of NITROMED with respect thereto.

     (e) This Paragraph 11.1 shall survive expiration or termination of this agreement.

     11.2 (a) At such time as any PRODUCT or PROCESS relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by NITROMED or by a licensee, AFFILIATE or agent of NITROMED, NITROMED shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than two million dollars ($2,000,000) per accident and two million dollars ($2,000,000) annual aggregate and naming the Indemnities as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for NITROMED's indemnification under Paragraph 11.1 of this Agreement. If NITROMED elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to the HOSPITAL and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amounts of insurance coverage required under this Paragraph 11.2 shall not be construed to create a limit of NITROMED's liability with respect to its indemnification under Paragraph 11.2 of this Agreement. At such time NITROMED can request that HOSPITAL ascertain whether Risk Management Foundation has in effect Uniform Indemnification and Insurance Provisions more favorable than those of this Agreement, in which event NITROMED and HOSPITAL shall amend this Agreement to include such more favorable insurance provisions.

     (b) NITROMED shall provide HOSPITAL with written evidence of such insurance upon request of HOSPITAL. NITROMED shall provide HOSPITAL with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

     (c) NITROMED shall maintain such comprehensive general liability insurance during (i) the period that any PRODUCT or PROCESS relating to, or developed pursuant to this Agreement is being commercially distributed to sold (other than that for the purpose of obtaining regulatory approvals) by NITROMED or by a licensee, AFFILIATE or agent of NITROMED and (ii) a reasonable period after the period referred to in (c)(i) above, which in no event shall be less than fifteen
(15) years. The obligations of (c)(ii) above can be satisfied by the purchase of insurance by NITROMED or third party which covers claims made during such period of (c)(ii) above for PRODUCT or PROCESS commercially distributed or sold by NITROMED during the period referred in (c)(i) above.

     (d) This Paragraph 11.2 shall survive expiration or termination of this Agreement.

SECTION 12 - ASSIGNMENT; SUCCESSORS.

     12.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that NITROMED without the consent of HOSPITAL may assign this Agreement to an AFFILIATE or to a successor in interest of all or substantially all of the portion of the business to which this Agreement relates and HOSPITAL without the consent of NITROMED may assign this Agreement to THE BRIGHAM MEDICAL CENTER, INC. or any wholly owned subsidiary thereof.

     12.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of NITROMED and HOSPITAL. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.

SECTION 13 - TERMINATION.

     13.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Paragraph 13.2 or 13.3 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until the expiration of the last to expire PATENT RIGHT, at which time NITROMED shall have a fully paid-up license.

     13.2 Except as qualified by Paragraph 13.7, NITROMED shall have the right to terminate this Agreement or any or all licenses under one or more PATENT RIGHTS in one or more countries upon sixty (60) days prior written notice.

     13.3 Upon material breach of any material provisions of this Agreement by either party to this Agreement, in the event the breach is not cured within sixty (60) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this Agreement, provided that such other party is not then in breach of this Agreement.

     13.4 Upon any termination of this Agreement NITROMED shall be entitled to finish any work-in-progress which is completed within six (6) months of termination of this Agreement and to sell any completed inventory of a PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as NITROMED pays to HOSPITAL the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

     13.5 In the event that this Agreement is terminated any SUBLICENSEE shall have the right to become a direct license of HOSPITAL under PATENT RIGHTS and INVENTION, to the extent such SUBLICENSEE was previously licensed by NITROMED, provided that such SUBLICENSEE by written notice to HOSPITAL accepts the licensing term and conditions of this Agreement within thirty (30) days after such SUBLICENSEE receives notice that this Agreement has been terminated. Upon HOSPITAL'S receipt of such notice from SUBLICENSEE, SUBLICENSEE shall be automatically licensed under the licensing terms and conditions of this Agreement.

     13.6 The obligations of Section 6 shall survive any termination of this Agreement. Further, the obligations of Section 11 shall perpetually survive any termination of this Agreement.

     13.7 NITROMED may terminate funding of SPONSORED RESEARCH under Paragraph 2.1(A) and lease payments under Paragraph 2.1(D) under this Agreement on the twenty-fourth (24th) month from the EFFECTIVE DATE of this Agreement, or any day thereafter by giving HOSPITAL six (6) months prior written notice of its election to terminate. If such funding is so terminated, NITROMED shall pay HOSPITAL any reasonable costs and expenses which HOSPITAL has committed to pay directly related to performance of the SPONSORED RESEARCH which cannot be eliminated or reduced.

     13.8 In the event PRINCIPAL INVESTIGATOR is no longer available or able to continue direction of SPONSORED RESEARCH, HOSPITAL shall promptly notify NITROMED and may nominate a replacement; if HOSPITAL does not nominate a replacement within thirty (30) days or if that replacement is unsatisfactory to NITROMED, NITROMED may immediately terminate funding of SPONSORED RESEARCH. If such funding is so terminated, NITROMED shall pay HOSPITAL any reasonable costs and expenses which HOSPITAL has committed to pay directly related to performance of the SPONSORED RESEARCH which cannot be eliminated or reduced.

     13.9 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

SECTION 14 - GENERAL PROVISIONS.

     14.1 The relationship between HOSPITAL and NITROMED is that of independent contractors. HOSPITAL and NITROMED are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. HOSPITAL shall have no power to bind or obligate NITROMED in any manner. Likewise, NITROMED shall have no power to bind or obligate HOSPITAL in any manner.

     14.2 Any matter or disagreement under Paragraph 2.3 or 5.6 which this Agreement specifically specifies is to be resolved by arbitration shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in Boston, MA, or such other place as may be mutually agreed upon in writing by the parties.

     14.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

     14.4 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to its choice of law principles.

     14.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

     14.6 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

     14.7 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) by facsimile as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated:

         To NITROMED:                  NitroMed, Inc.
                                       c/o Healthcare Investments Corp.
                                       379 Thornall Street
                                       Edison, NJ 08837
                                       Attn:  CEO

         Copy to:                      Carella, Byrne, Bain, Gilfillan,
                                         Cecchi & Stewart
                                       6 Becker Farm Road
                                       Roseland, New Jersey 07068
                                       Fax no.  (201)994-1744
                                       Attn:  Elliot M. Olstein, Esq.

         To HOSPITAL:                  The Brigham and Women's Hospital, Inc.
                                       75 Francis Street
                                       Boston, Massachusetts 02115
                                       Attn: Maria I. Marmarinos
                                             Assistant Vice President/Ventures

         Copy to:                      Brigham and Women's Medical
                                         Center, Inc.
                                       10 Vining Street
                                       Boston, MA 02115
                                       Attn:  Office of General Counsel

     14.8 NITROMED shall not use the name of the HOSPITAL or of any HOSPITAL staff member, employee or student or any adaptation thereof in any advertising, promotional or sales literature without the prior written approval of HOSPITAL.

         Except that NITROMED shall be permitted to use the name of the HOSPITAL or any HOSPITAL staff member, employee or student for the following

     (i)   as required to obtain regulatory approval for PRODUCT;

     (ii)  as required by law or BONA FIDE legal process; and

     (iii) in connection with a financing or offering of securities provided that HOSPITAL is permitted to review such material to determine the correctness thereof prior to release of the material to the general public.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

NITROMED, INC.                           THE BRIGHAM AND WOMEN'S
                                         HOSPITAL, INC.


By: /s/ JOSEPH F.X. MCGUIRL              By: /s/ WILLIAM TERRY
    --------------------------               ------------------------

Name: Joseph F.X. McGuirl                Name: William Terry
      ------------------------                ------------------------

Title: Chairman, NitroMed Inc.           Title: Senior Vice President
       -----------------------                  ----------------------

         We, Drs. Joseph Loscalzo and Jonathan Stamler, named as PRINCIPAL INVESTIGATORS in this Agreement, attest that we have read this Agreement in its entirety; and that we consent to the terms herein.

PRINCIPAL INVESTIGATORS


By: /S/ JOSEPH LOSCALZO                       By: /S/ JONATHAN STAMLER
    ----------------------------                  ---------------------------
        Dr. Joseph Loscalzo                           Dr. Jonathan Stamler

                        FIRST YEAR BUDGET AND OBJECTIVES

                                       For

                RESEARCH ON INTERMEDIARY NITRIC OXIDE METABOLISM:

             NOVEL COMPOUNDS, DELIVERY SYSTEMS, AND CELL REGULATION









                                                 Joseph Loscalza, M.D., Ph.D.
                                                 Jonathan Stamler, M.D.
                                                 Brigham and Women's Hospital
                                                 Boston, Massachusetts

                                                 March, 1992

                     CARDIOVASCULAR EFFECTS OF S-NO ADDUCTS

Personnel:
         Technicians (2)                                           [**]
                                                                   ======
         Postdocs (2)                                              [**]
                                                                   ======
         Administrator (1)                                         [**]
                                                                   ======
         Secretary (1)                                             [**]
                                                                   ======
Supplies:                                                          [**]
                                                                   ======
Animals:                                                           [**]
                                                                   ======
Total Direct Costs:                                                [**]
                                                                   ======
Total Indirect Costs ([**]%)                                       [**]
                                                                   ======
   Grand Total:                                                    [**]
                                                                   ======

OBJECTIVES

    --   synthesize and characterize [**] S-NO [**]
    --   examine [**] S-NO [**]
    --   [**] S-NO [**]

BASIC LONG-TERM PROJECT OBJECTIVES

     --  organic chemistry of [**]
         [**]
     --  cellular metabolism of [**]:
         [**]
     --  [**] of proteins
     --  [**] states

*        Over first five years; NOT dependent on milestones

EQUIPMENT

EPR Spectrometer                                                      [**]
                                                                      =======
Chemiluminescence Spectrometer                                        [**]
                                                                      =======
NMR Spectrometer                                                      [**]
                                                                      =======
Capillary Zone Electrophoresis                                        [**]
                                                                      =======
         w/ Indirect Fluorescence Detector
Infrared Spectrometer                                                 [**]
                                                                      -======
CC/Mass Spectrometer System                                           [**]
                                                                      =======
Quantitative Angiography System                                       [**]
                                                                      =======
Intravascular Ultrasound System                                       [**]
                                                                      =======
Microvascular Vasomotor Apparatus                                     [**]
                                                                      =======
Microvascular Permeability Equipment                                  [**]
                                                                      =======
                                                                      [**]
                                                                      =======

ANCILLARY PROJECTS AND BUDGETS

I.       PULMONARY EFFECTS OF S-NO ADDUCTS

Personnel:
         Technicians (2)                                           [**]
                                                                   ======
         Postdocs (2)                                              [**]
                                                                   ======
Supplies:                                                          [**]
                                                                   ======
Animals:                                                           [**]
                                                                   ======
Total Direct Costs:                                                [**]
                                                                   ======
Total Indirect Costs  ([**]%)                                      [**]
                                                                   ======
   GRAND TOTAL                                                     [**]
                                                                   ======

OBJECTIVES

         --     examine [**] S-NO [**]
                [**] NO [**]
         --     [**] NO [**] processes

II.      [**] EFFECTS OF S-NO [**]

Personnel:
         Technicians (2)                                           [**]
                                                                   ======
         Postdocs (2)                                              [**]
                                                                   ======
Supplies:                                                          [**]
                                                                   ======
Animals:                                                           [**]
                                                                   ======
Total Direct Costs:                                                [**]
                                                                   ======
Total Indirect Costs ([**]%)                                       [**]
                                                                   ======
   GRAND TOTAL                                                     [**]
                                                                   ======

OBJECTIVES

         -- evaluate effect of NO [**]
         -- evaluate effect of NO [**]
         -- assess effect of NO [**]

============================================================================================================================
                          Patent Applications or Invention Disclosures of Jonathan Stamler ET AL.
----------------------------------------------------------------------------------------------------------------------------
Docket No.                              Title                       Inventors                         Status
----------------------------------------------------------------------------------------------------------------------------
0627.2210000              Nitrosylation of Hortocysteine     Jonathan Stamler          Application consisting of claim and
                          As A Novel Antithrombotic          Joseph Loscalzo           abstract files April 10, 1991,
                          Mechanism                                                    Serial No. 07/683,415.

                                                                                       Application abandoned in favor of
                                                                                       continuation-in-part application,
                                                                                       Serial No. 07/339,188, filed
                                                                                       February 21, 1992, Docket No.
                                                                                       0627.2960004.
----------------------------------------------------------------------------------------------------------------------------
0627,2460000              Nitrosylation of Protein SH        Jonathan Stamler          Application filed November 14,
                          Groups And Amino Acid Residues     Joseph Loscalzo           1991, Serial No. 07/791,668.  Also
                          As A Therapeutic Modality          Daniel Simon              include the subject matter
                                                             David Siegel              pertaining to nitrosation of
                                                                                       tyrosine and other amino acids
                                                                                       (invention disclosure; Docket No.
                                                                                       0627.290000).

                                                                                       Plan to review the application  to
                                                                                       determine whether a continuation-in-part
                                                                                       application including no data  pertaining
                                                                                       to ______ amino acids should be filed.
----------------------------------------------------------------------------------------------------------------------------
0627.2470000              S-Nitroso-N-Acetylcysteine As A    Jonathan Stamler          Application consisting of claim and
                          Treatment For Airway Obstruction   Joseph Loscalzo           abstract, filed March 29, 1991,
                                                             Robert Brown              Serial No. 7/676,691.
                                                             Jeffrey Dazen
                                                                                       Application abandoned in favor of
                                                                                       continuation-in-part application,
                                                                                       Serial No. 07/804,665; filed
                                                                                       December 11, 1991; Docket No.
                                                                                       0627.2860004.
----------------------------------------------------------------------------------------------------------------------------
0627.2480000              S-Nitroso-N-Acetylcysteine As A    Jonathan Stamler          This subject matter was included in
                          Direct Biliary Smooth Muscle       Adam Slivka               the continuation-in-part
                          Relaxant (Invention disclosure)    Joseph Loscalzo           application (Docket No.
                                                                                       0627.2860004) filed on December 11,
                                                                                       1991.

                                                       Revision Date: 05/22/92

----------------------------------------------------------------------------------------------------------------------------
0627.2490000              Low Molecular Weight Thiols For    Daniel Simon              This subject matter was included in
                          Impotence (Invention disclosure)   Jonathan Stamler          the continuation-in-part
                                                             Joseph Loscalzo           application (Docket No.
                                                                                       0627.2860004) filed on December 11,
                                                                                       1991.
----------------------------------------------------------------------------------------------------------------------------
0627.2560000              Novel Anionic-Iron Nitrosyl        Jonathan Stamler          No application to be filed at this
                          Complexes With Smooth Muscle       David Siegel              time.  We will reconsider when
                          Relaxant And Antiplatelet          Joseph Loscalzo           additional information pertaining
                          Properties (Invention disclosure)  Daniel Simon              to synthesis and testing of
                                                                                       compounds becomes available.
----------------------------------------------------------------------------------------------------------------------------
0627.2900000              S-Nitrosothiols As Smooth Muscle   Jonathan Stamler          Continuation-in-part application,
                          Relaxants And Therapeutic Uses     David Simon               Serial No. 07/804,665, filed on
                          Thereof (CIP of 07/676,691,        Joseph Loscalzo           December 11, 1991.
                          Docket No. 0627.2470000)           Robert Brown
                                                             Jeffrey Dazen             Application was foreign filed in
                                                             Adam Slivka               the PCT and Israel, on March 30,
                                                                                       1992.
----------------------------------------------------------------------------------------------------------------------------
0627.2860004              O-Nitrosylation of Tyrosine And    Jonathan Stamler          This subject matter was included in
                          Related Compounds (Invention       Joseph Loscalzo           CIP application 07/791,668
                          disclosure)                                                  (0627.2460000), which was filed on
                                                                                       November 14, 1991.
----------------------------------------------------------------------------------------------------------------------------
0627.2960004              Nitrosylation of Homocysteine As   Jonathan Stamler          Continuation-in-part application
                          a Novel Antithrombotic Mechanism   Joseph Loscalzo           No. 07/839,188, filed February 21,
                          CIP of 07/683,415, Docket No.                                1992.
                          0627.2210000

                                                                                       Application was foreign filed in the
                                                                                       PCT and Israel on April 9, 1992
                                                                                       and April 10, 1992, respectively.
----------------------------------------------------------------------------------------------------------------------------
0627.3030000              Use of Guanylate Cyclase           Jonathan Stamler          Application filed April 8, 1992.
                          Inhibitors In The Treatment of     Joseph Loscalzo
                          Shock
----------------------------------------------------------------------------------------------------------------------------
0627.3050000              The Use of Nitric Oxide Adducts    Jonathan Stamler          Preparation of application in
                          on Artificial Surfaces to          Joseph Loscalzo           progress.  Anticipate filing in
                          Prevent Platlet Adherence and      John Folts                June 1992.
                          Thrombosis
----------------------------------------------------------------------------------------------------------------------------

                                                       Revision Date: 05/22/92

----------------------------------------------------------------------------------------------------------------------------
0627.3090000              The use of Nitric Oxide-Donating   Jonathan Stamler          Preparation of application in
                          Compounds as Antidotes To NO       Joseph Loscalzo           progress.  Anticipate filing in
                          Synthetase Inhibitors                                        June 1992.
----------------------------------------------------------------------------------------------------------------------------
0627.3100000              A Method For Detecting Nitric      Jonathan Stamler          Application filed April 22, 1992.
                          Oxide, Nitrososonian               Joseph Loscalzo
                          Equivalents, S-Nitrosothiols and
                          S-Nitroso-Proteins in Biological
                          Systems
----------------------------------------------------------------------------------------------------------------------------
0627.3110000              The Use of Lipophilic              Jonathan Stamler          Preparation of patentability
                          Thionitrates And Other             Joseph Loscalzo           opinion.
                          Nitroso-Derivatives To Prevent     Joseph Bonventura
                          Barnacle Attachment To Marine
                          Vessels
----------------------------------------------------------------------------------------------------------------------------
0627.3130000              Use of NO Synthetase Inhibitors    Jonathan Stamler          Preparation of patentability
                          As A Treatment for Thinitis        Joseph Loscalzo           opinion.
----------------------------------------------------------------------------------------------------------------------------
0627.3140000              Short Acting Thionitrites And      Jonathan Stamler          Prepare application.
                          Dithionitrites As Selective        Joseph Loscalzo
                          Pulmonary Vasorelaxants
----------------------------------------------------------------------------------------------------------------------------
0627.3170000              A Method For Detection And         Jonathan Stamler          Preparation of application in
                          Separation of Thiols And Their     Joseph Loscalzo           progress.  Anticipate filing in
                          S-nitrosated Derivatives In                                  June 1992.
                          Biological Samples Using
                          Capillary Electrophoresis
----------------------------------------------------------------------------------------------------------------------------
0627.3200000              Novel Uses for NO Synthetase       Jonathan Stamler          Preparation of patentability
                          Inhibitors (includes uses          Joseph Loscalzo           opinion.
                          disclosed in the 0627.3130000
                          invention disclosure other than
                          for the treatment of rhinitis)
============================================================================================================================

                                                         Revision Date: 05/22/92

BRIGHAM
AND
WOMEN'S
H O S P I T A L

                          MATERIALS TRANSFER AGREEMENT

         Agreement dated _____________ by and among _________________________
(the "Institution"), ___________________ (the "Investigator") and The Brigham and Women's Hospital, Inc. ("Brigham") with respect to samples of a

         In consideration of the receipt from Brigham by the Institution and the Investigator of the samples, the Institution and the Investigator agree to the following conditions:

1. These samples, their progeny and derivatives thereof (the "Materials") remain the property of Brigham.

2. The Investigator will use the Materials solely for academic non-commercial research conducted by the Investigator at the Institution a research program described in Exhibit A hereto (the "Research Program"). Neither the Investigator nor the Institution will use the results of the Research Program, including inventions, directly or indirectly for profit-making purposes without the consent of the Brigham

3.   The Investigator and the Institution understand that Brigham has applied
     for a patent on the          and derivatives thereof.

4. The Investigator will not give access to the Materials to any party not connected with the Research Program without written permission from Brigham.

5. The Investigator and the Institution accept the Materials with the knowledge that they are provided without warranty of merchantability of fitness for a particular purpose or any other warranty, express or implied. The Institution agrees to defend and indemnify and hold harmless Brigham and its employees and agents from all claims and damages (including legal fees) arising from the use, storage, handling, or direct sale of the Materials by the Institution and/or the Investigator.

INSTITUTION:                               INVESTIGATOR:

By:_________________________________       ____________________________________

THE BRIGHAM AND WOMEN'S HOSPITAL, INC.

By:_________________________________

                  AMENDMENT TO RESEARCH AND LICENSE AGREEMENT

     This Amendment is effective as of November 22, 1996 by and between The Brigham and Women's Hospital, Inc. ("HOSPITAL"), having an address at 75 Francis Street, Boston, Massachusetts 02115, and NitroMed, Inc., a Delaware Corporation having offices at 801 Albany Street, Boston, Massachusetts 02118 ("NITROMED").

     WHEREAS, NITROMED and HOSPITAL entered into a RESEARCH AND LICENSE AGREEMENT effective as of August 1, 1992; and

     WHEREAS, HOSPITAL and NITROMED desire to amend such RESEARCH AND LICENSE AGREEMENT.

     NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

1. All fully capitalized terms in this Amendment shall have the same meaning as in the RESEARCH AND LICENSE AGREEMENT.

2. Section 8.1A of the RESEARCH AND LICENSE AGREEMENT is amended and rewritten in its entirety to read as follows:

         8.1 (A) On all sales of PRODUCTS anywhere in the world by NITROMED, its AFFILIATES or SUBLICENSEE, following the FIRST COMMERCIAL SALE in such country by NITROMED its AFFILIATES or SUBLICENSEES, NITROMED shall pay HOSPITAL royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties. For each PRODUCT sold or distributed by NITROMED or its AFFILIATES and SUBLICENSEES, N1TROMED shall pay to HOSPITAL one of the following:

          (1) (i) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS (other than PRODUCTS which are a diagnostic product or service) sold or distributed by NITROMED or its AFFILIATES in a country and or (ii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS which are diagnostic products or diagnostic services sold or distributed by NITROMED or its AFFILIATES in a country so long as in each case the PRODUCT, its manufacture, use or sale in the country in question shall be subject to a VALID CLAIM of any PATENT RIGHT which is licensed exclusively to NITROMED in such country, or (2) (i) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS (other than PRODUCTS which are diagnostic products or diagnostic services) sold or distributed by NITROMED or its AFFILIATES in a country or (ii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS which are diagnostic products or diagnostic services sold or distributed by NITROMED or its AFFILIATES, whenever, in each case, the PRODUCT, its manufacture, use or sale shall be subject to a VALID CLAIM of only such PATENT RIGHTS which are licensed non-exclusively to NITROMED in the country is question (the term non-exclusive license includes a license in which HOSPITAL co-owns the applicable PATENT RIGHTS with a third party(ies) and NITROMED does not receive an exclusive license under this Agreement from all of the owners), or (3) the following percentage of royalties received from a SUBLICENSEE for sale or distribution of a PRODUCT whose manufacture, use or sale is subject to a VALID CLAIM of PATENT
          RIGHTS:

          (i) [**] percent ([**]%) where HOSPITAL owns all right and title in and to such PATENT RIGHTS; or

          (ii) [**] percent ([**]%) where HOSPITAL does not own all right and title in and to such PATENT RIGHTS.

          (4) (a) For each PRODUCT sold by NITROMED in which a competing product employing similar technology is not available, (i) [**] percent ([**]%) of the NET' SALES PRICE of PRODUCTS sold or distributed by NITROMED or its AFFILIATES and (ii) [**] percent ([**]%) of royalties received from a SUBLICENSEE for salt or distribution of PRODUCT (1) for ten (10) years next following the FIRST COMMERCIAL SALE of any PRODUCT whose manufacture, use or sale shall employ or incorporate any HOSPITAL MATERIAL where such HOSPITAL MATERIALS are not subject to one or more VALID CLAIMS of any PATENT RIGHT licensed to NITROMED in such country or (2) for the ten (10) years next following the FIRST COMMERCIAL SALE of any PRODUCT whose manufacture, use or sale shall employ as a significant part thereof INFORMATION which is not subject to any VALID CLAIM of a PATENT RIGHT licensed to NITROMED in such country;

     3. Section 8.2(a) of the RESEARCH AND LICENSE AGREEMENT is amended and rewritten in its entirety to read as follows:

     8.2 (a) In the event that royalties are to be paid by NITROMED to a party who is not an AFFILIATE of NITROMED for PRODUCT for which royalties are also due to HOSPITAL pursuant to Paragraph 8.1A(1), 8.1A(2), 8.IA(3)(i) or 8.1 A(4) ("Other Royalties"), then the royalties to be paid to HOSPITAL by NITROMED pursuant to such Paragraphs shall be reduced by one-half of the amount of such Other Royalties, but in no event shall any royalties under such Paragraphs be reduced by more than [**] percent ([**]%).

     4. The RESEARCH AND LICENSE AGREEMENT is hereby amended effective as of the date first above written in accordance with Paragraph 14.3 thereof. Except as amended herein or previously amended, the terms and conditions of the RESEARCH AND LICENSE AGREEMENT remain in full force and effect as originally written.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

NITROMED, INC.                                          THE BRIGHAM AND WOMEN'S
                                                        HOSPITAL, INC.


By:/s/ MANUEL WORCEL                                    By: /s/ SHELBY CALVERT MORSS
   -------------------------------------------              -----------------------------------------
Name:    Manuel Worcel                                  Name: Shelby Calvert Morss
         ------------------------------------                ----------------------------------------
Title:   President and Chief Executive Officer          Title: Vice President, Ventures Department
      ----------------------------------------                 --------------------------------------